Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Strong Second Quarter 2019 Financial Results and Increased Annual Guidance

•	Q2 GAAP Diluted Earnings per Share of $1.58 and Adjusted Diluted Earnings per Share of $1.60, Increases of 56% and 54% over Last Year

•	Q2 Adjusted EBITDA of $241 Million, a 26% Increase Over Last Year and $41 Million Above Guidance Expectation

•	Q2 Record Cash Flow from Operations of Approximately $400 Million

•	Increasing 2019 Annual Guidance for Revenue, Diluted Earnings per Share, Adjusted EBITDA and Adjusted Diluted Earnings per Share

Coral Gables, FL (August 1, 2019) — MasTec, Inc. (NYSE: MTZ) today announced higher than expected second quarter financial results and cash flow from operations as well as increased 2019 annual guidance.

•

Second quarter 2019 revenue was $1.94 billion, a 20% increase compared with $1.62 billion for the same period last year. GAAP net income was up 50% to $120.2 million, or $1.58 per diluted share, compared to $80.4 million, or $1.01 per diluted share, in the second quarter of 2018.

•

Second quarter 2019 adjusted net income, a non-GAAP measure, was up 46% to $122.0 million compared with $83.5 million for the same period last year. Adjusted diluted earnings per share, a non-GAAP measure, was up 54% to $1.60 compared with $1.04 for the same period last year, exceeding the Company’s previously announced second quarter 2019 expectation by $0.49.

•

Second quarter 2019 adjusted EBITDA, also a non-GAAP measure, was up 26% to $240.7 million, compared with $191.1 million for the same period last year, exceeding the Company’s previously announced 2019 second quarter guidance expectation by approximately $41 million.

•

Strong second quarter 2019 cash flow from operations of $398 million, with second quarter days sales outstanding, net of BIEC (“DSO”), normalized at 77 days, enabling a $287 million net debt reduction.

•	The Company also announced 18-month backlog as of June 30, 2019 of $7.8 billion, a $51 million increase compared to the second quarter last year.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We are proud to report record second quarter results, significantly above our guidance expectation. We continue to have strong visibility into continued growth opportunities and are pleased to increase our 2019 annual guidance to yet another record level.”

Mr. Mas continued, “As we look beyond 2019, our diversified end markets continue to afford us multiple growth opportunities, and we believe investments made during 2019 to support growth will position us to maximize our future growth and financial performance.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “We had record second quarter 2019 cash flow from operations and significantly reduced debt levels, resulting from ordinary course cash collection activity. Our second quarter DSOs are at a normalized level of 77 days, and we expect that our future DSOs will remain within our targeted range of mid to high 70’s to low 80’s. We also continue to expect record annual 2019 cash flow from operations, and our capital structure and ample liquidity afford us the ability to take advantage of various multi-year growth opportunities in our markets.”

Based on the information available today, the Company is providing initial third quarter guidance, and increasing full year 2019 guidance expectations. The Company currently estimates full year 2019 revenue of approximately $7.7 billion. Full year 2019 GAAP net income and diluted earnings per share are expected to approximate $375 million and $4.93, respectively. Regarding full year 2019 expectations for non-GAAP measures, adjusted EBITDA is expected to approximate $836 million or 10.9% of revenue and adjusted diluted earnings per share is expected to be $5.04, a 34% increase over 2018.

For the third quarter of 2019, the Company expects revenue of approximately $2.15 billion. Third quarter 2019 GAAP net income is expected to approximate $120 million with GAAP diluted earnings per share expected to approximate $1.57. Third quarter 2019 adjusted EBITDA, a non-GAAP measure, is expected to approximate $246 million with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $1.62.

Management will hold a conference call to discuss these results on Friday, August 2, 2019 at 9:00 a.m. Eastern time. The call-in number for the conference call is (323) 794-2423 or (888) 204-4368, and the replay number is (719) 457-0820, with a pass code of 5713663. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended June 30, 2019 and 2018:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$1,939,006	$1,617,804	$3,457,346	$3,014,638
Costs of revenue, excluding depreciation and amortization	1,633,400	1,366,584	2,945,448	2,603,883
Depreciation and amortization	59,944	51,676	118,975	101,615
General and administrative expenses	70,819	67,602	143,436	131,224
Interest expense, net	16,623	20,795	38,881	37,854
Equity in earnings of unconsolidated affiliates	(6,551)	(5,824)	(12,811)	(11,409)
Other expense (income), net	4,812	788	8,317	(2,301)

Income before income taxes	$159,959	$116,183	$215,100	$153,772
Provision for income taxes	(39,736)	(35,782)	(51,770)	(46,908)

Net income	$120,223	$80,401	$163,330	$106,864

Net income (loss) attributable to non-controlling interests	513	(91)	507	(188)

Net income attributable to MasTec, Inc.	$119,710	$80,492	$162,823	$107,052

Earnings per share:
Basic earnings per share	$1.59	$1.02	$2.17	$1.34

Basic weighted average common shares outstanding	75,183	78,984	75,088	80,061

Diluted earnings per share	$1.58	$1.01	$2.15	$1.32

Diluted weighted average common shares outstanding	75,747	80,062	75,661	81,136

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets	$2,127,012	$2,168,989
Property and equipment, net	852,804	747,808
Operating lease assets	241,493	—
Goodwill and other intangibles, net	1,334,325	1,269,720
Other long-term assets	241,737	253,436

Total assets	$4,797,371	$4,439,953

Liabilities and Equity
Current liabilities	$1,391,153	$1,283,611
Long-term debt, including financed leases	1,250,812	1,324,223
Long-term operating lease liabilities	168,698	—
Long-term deferred tax liabilities, net	256,519	263,687
Other long-term liabilities	178,851	176,408
Total equity	1,551,338	1,392,024

Total liabilities and equity	$4,797,371	$4,439,953

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Six Months Ended June 30,
	2019	2018
Net cash provided by operating activities	$351,461	$23,217
Net cash used in investing activities	(122,802)	(111,095)
Net cash (used in) provided by financing activities	(196,825)	67,724
Effect of currency translation on cash	(80)	512

Net increase (decrease) in cash and cash equivalents	31,754	(19,642)

Cash and cash equivalents - beginning of period	$27,422	$40,326

Cash and cash equivalents - end of period	$59,176	$20,684

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Segment Information
Revenue by Reportable Segment
Communications	$652.6	$618.6	$1,265.4	$1,245.7
Oil and Gas	936.8	769.3	1,558.1	1,305.8
Electrical Transmission	100.4	84.5	195.3	198.5
Power Generation and Industrial	250.2	146.0	439.6	263.6
Other	0.0	0.2	0.1	2.2
Eliminations	(1.0)	(0.8)	(1.2)	(1.2)
Corporate	—	—	—	—

Consolidated revenue	$1,939.0	$1,617.8	$3,457.3	$3,014.6

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA by Reportable Segment
EBITDA	$236.5	$188.7	$373.0	$293.2
Non-cash stock-based compensation expense	4.2	3.4	7.9	6.6
Project results from non-controlled joint venture	—	(1.0)	—	(1.0)

Adjusted EBITDA	$240.7	$191.1	$380.9	$298.8

Reportable Segment:
Communications	$52.4	$73.7	$97.8	$155.8
Oil and Gas	179.3	122.7	286.7	155.7
Electrical Transmission	8.7	(2.7)	12.4	1.9
Power Generation and Industrial	8.9	9.8	12.1	14.6
Other	6.4	5.8	12.7	11.8
Corporate	(15.0)	(18.2)	(40.8)	(41.0)

Adjusted EBITDA	$240.7	$191.1	$380.9	$298.8

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	12.2%	11.7%	10.8%	9.7%
Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.2%
Project results from non-controlled joint venture	—%	(0.1)%	—%	(0.0)%

Adjusted EBITDA margin	12.4%	11.8%	11.0%	9.9%

Reportable Segment:
Communications	8.0%	11.9%	7.7%	12.5%
Oil and Gas	19.1%	15.9%	18.4%	11.9%
Electrical Transmission	8.6%	(3.2)%	6.4%	0.9%
Power Generation and Industrial	3.5%	6.7%	2.8%	5.5%
Other	NM	2,479%	NM	538.5%
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	12.4%	11.8%	11.0%	9.9%

[NM - Percentage is not meaningful]

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA Reconciliation
Net income	$120.2	$80.4	$163.3	$106.9
Interest expense, net	16.6	20.8	38.9	37.9
Provision for income taxes	39.7	35.8	51.8	46.9
Depreciation and amortization	59.9	51.7	119.0	101.6

EBITDA	$236.5	$188.7	$373.0	$293.2

Non-cash stock-based compensation expense	4.2	3.4	7.9	6.6
Project results from non-controlled joint venture	—	(1.0)	—	(1.0)

Adjusted EBITDA	$240.7	$191.1	$380.9	$298.8

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	6.2%	5.0%	4.7%	3.5%
Interest expense, net	0.9%	1.3%	1.1%	1.3%
Provision for income taxes	2.0%	2.2%	1.5%	1.6%
Depreciation and amortization	3.1%	3.2%	3.4%	3.4%

EBITDA margin	12.2%	11.7%	10.8%	9.7%

Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.2%
Project results from non-controlled joint venture	—%	(0.1)%	—%	(0.0)%

Adjusted EBITDA margin	12.4%	11.8%	11.0%	9.9%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted Net Income Reconciliation
Net income	$120.2	$80.4	$163.3	$106.9
Non-cash stock-based compensation expense	4.2	3.4	7.9	6.6
Project results from non-controlled joint venture	—	(1.0)	—	(1.0)
Income tax effect of adjustments (a)	(1.0)	(0.8)	(4.2)	(1.6)
Statutory tax rate effects (b)	(1.4)	1.5	(1.4)	1.5

Adjusted net income	$122.0	$83.5	$165.6	$112.3

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.58	$1.01	$2.15	$1.32
Non-cash stock-based compensation expense	0.06	0.04	0.10	0.08
Project results from non-controlled joint venture	—	(0.01)	—	(0.01)
Income tax effect of adjustments (a)	(0.01)	(0.01)	(0.06)	(0.02)
Statutory tax rate effects (b)	(0.02)	0.02	(0.02)	0.02

Adjusted diluted earnings per share	$1.60	$1.04	$2.18	$1.39

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and their effect on pre-tax income.

(b)

For the three and six month periods ended June 30, 2019, includes the effects of changes in Canadian provincial statutory tax rates, and for the three and six month periods ended June 30, 2018, includes the effects of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”).

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended September 30, 2019 Est.	For the Three Months Ended September 30, 2018
EBITDA and Adjusted EBITDA Reconciliation
Net income	$120	$120.5
Interest expense, net	21	22.3
Provision for income taxes	41	25.1
Depreciation and amortization	60	54.9

EBITDA	$242	$222.8

Non-cash stock-based compensation expense	4	3.5

Adjusted EBITDA	$246	$226.3

	Guidance for the Three Months Ended September 30, 2019 Est.	For the Three Months Ended September 30, 2018
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	5.6%	6.1%
Interest expense, net	1.0%	1.1%
Provision for income taxes	1.9%	1.3%
Depreciation and amortization	2.8%	2.8%

EBITDA margin	11.2%	11.3%

Non-cash stock-based compensation expense	0.2%	0.2%

Adjusted EBITDA margin	11.4%	11.4%

	Guidance for the Three Months Ended September 30, 2019 Est.	For the Three Months Ended September 30, 2018
Adjusted Net Income Reconciliation
Net income	$120	$120.5
Non-cash stock-based compensation expense	4	3.5
Income tax effect of adjustments (a)	(1)	(0.9)
Statutory tax rate effects (b)	—	(17.9)

Adjusted net income	$123	$105.2

	Guidance for the Three Months Ended September 30, 2019 Est.	For the Three Months Ended September 30, 2018
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.57	$1.52
Non-cash stock-based compensation expense	0.06	0.04
Income tax effect of adjustments (a)	(0.01)	(0.01)
Statutory tax rate effects (b)	—	(0.23)

Adjusted diluted earnings per share	$1.62	$1.33

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and their effect on pre-tax income.

(b)	For the three month period ended September 30, 2018, includes the effects of the 2017 Tax Act.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$375	$259.2	$348.9
Interest expense, net	81	82.6	61.0
Provision for income taxes	125	106.1	22.9
Depreciation and amortization	239	212.9	188.0

EBITDA	$820	$660.8	$620.9

Non-cash stock-based compensation expense	16	13.5	15.7
Goodwill impairment	—	47.7	—
Project results from non-controlled joint venture	—	(1.0)	7.9
Restructuring charges	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.7

Adjusted EBITDA	$836	$721.0	$645.6

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.9%	3.8%	5.3%
Interest expense, net	1.0%	1.2%	0.9%
Provision for income taxes	1.6%	1.5%	0.3%
Depreciation and amortization	3.1%	3.1%	2.8%

EBITDA margin	10.6%	9.6%	9.4%

Non-cash stock-based compensation expense	0.2%	0.2%	0.2%
Goodwill impairment	—%	0.7%	—%
Project results from non-controlled joint venture	—%	(0.0)%	0.1%
Restructuring charges	—%	—%	0.0%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	—%	0.0%

Adjusted EBITDA margin	10.9%	10.4%	9.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Adjusted Net Income Reconciliation
Net income	$375	$259.2	$348.9
Non-cash stock-based compensation expense	16	13.5	15.7
Goodwill impairment	—	47.7	—
Project results from non-controlled joint venture	—	(1.0)	7.9
Restructuring charges	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.7
Income tax effect of adjustments (a)	(6)	(6.0)	(11.6)
Statutory tax rate effects (b)	(1)	(12.8)	(120.1)

Adjusted net income	$383	$300.6	$241.9

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$4.93	$3.26	$4.22
Non-cash stock-based compensation expense	0.22	0.17	0.19
Goodwill impairment	—	0.60	—
Project results from non-controlled joint venture	—	(0.01)	0.10
Restructuring charges	—	—	0.01
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.01
Income tax effect of adjustments (a)	(0.09)	(0.08)	(0.14)
Statutory tax rate effects (b)	(0.02)	(0.16)	(1.46)

Adjusted diluted earnings per share	$5.04	$3.77	$2.92

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and their effect on pre-tax income.

(b)	Includes the effects of changes in Canadian provincial statutory tax rates and the effects of the 2017 Tax Act.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation, including renewables; heavy civil; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Events & Presentations page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write- downs of goodwill; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks associated with potential environmental issues and other hazards from our operations; risks related to our strategic arrangements, including our equity investees; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures, including the effect of corporate income tax reform; the adequacy of our insurance, legal and other reserves; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multi-employer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor, general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.